Exhibit 99.1

The Carlyle Group Announces Fourth Quarter and Full Year 2018 Financial Results

Washington, DC, February 6, 2019 – Global investment firm The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the fourth quarter and full year ended December 31, 2018.

Carlyle Co-CEOs Kewsong Lee and Glenn Youngkin said, “In 2018, Carlyle delivered a record level of Fee Related Earnings, raised over $33 billion in new capital, and produced attractive returns for our fund investors. We have strong momentum heading into 2019 as we continue to drive performance and growth.”

U.S. GAAP results for Q4 2018 and 2018 included income (loss) before provision for income taxes of $(79) million and $360 million, and net income (loss) attributable to The Carlyle Group L.P. common unitholders of $(16) million and $93 million, or net income per common unit of $(0.15) and $0.82, on a diluted basis. Total balance sheet assets were $13 billion as of December 31, 2018.

In addition to this release, Carlyle issued a full detailed presentation of its fourth quarter and full year 2018 results, which can be viewed on the investor relations section of our website at ir.carlyle.com.
Distributions
The Board of Directors has declared a quarterly distribution of $0.43 per common unit to holders of record at the close of business on February 19, 2019, payable on February 26, 2019. For full year 2018, the Board of Directors declared $1.34 in aggregate distributions to common unitholders.
The Board of Directors has declared a quarterly distribution of $0.367188 per preferred unit to preferred unitholders of record at the close of business on March 1, 2019, payable on March 15, 2019.
Conference Call
Carlyle will host a conference call at 8:30 a.m. EST on Wednesday, February 6, 2019, to announce its fourth quarter and full year 2018 financial results. The call may be accessed by dialing +1 (800) 850-2903 (U.S.) or +1 (253) 237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.

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About The Carlyle Group
The Carlyle Group (NASDAQ: CG) is a global investment firm with $216 billion of assets under management across 343 investment vehicles as of December 31, 2018. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Credit and Investment Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,650 people in 31 offices across six continents.
Forward Looking Statements
This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources, contingencies, our distribution policy, and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. Such forward-looking statements are subject to various risks, uncertainties and assumptions. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements including, but not limited to, those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on February 15, 2018, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.
This release does not constitute an offer for any Carlyle fund.
Contacts:

Public Market Investor Relations	Media
Daniel Harris	Elizabeth Gill
Phone: +1 (212) 813-4527	Phone: +1 (202) 729-5385
daniel.harris@carlyle.com	elizabeth.gill@carlyle.com

Web: www.carlyle.com
Videos: www.youtube.com/onecarlyle
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Podcasts: www.carlyle.com/illuminate-commentary/podcasts

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